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                                                                    EXHIBIT 21.1

         Subsidiaries of Registrant

Selfix, Inc.
         Chicago, IL, U.S.A.

Shutters, Inc.
         Hebron, IL, U.S.A.

Tamor Corporation
         Leominster, MA, U.S.A.

Seymour Housewares Corporation
         Seymour, IN, U.S.A.

Prestige Plastics, Inc.
         St. Paul, MN, U.S.A.